October 22, 2025

Sonoco Reports Third Quarter 2025 Results

Hartsville, S.C., U.S. - Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a global leader in high-value sustainable packaging, today reported financial results for the third quarter ended September 28, 2025.
Summary:

•Entered into an agreement on September 7, 2025, to sell Sonoco’s ThermoSafe business unit, which is one of the leading providers of temperature-assured packaging, to Arsenal Capital Partners for a total purchase price of up to $725 million, with net proceeds expected to be used to repay existing debt
•Grew third quarter net sales to $2.1 billion, up 57.3% from the prior-year quarter, primarily from acquisitions
•Reported third quarter GAAP net income attributable to Sonoco of $122.9 million, up from $50.9 million in the same period in 2024, and diluted earnings per share (“EPS”) attributable to Sonoco of $1.23
•Improved quarterly adjusted net income attributable to Sonoco by 29.3% year over year to $191.2 million, and reported adjusted diluted earnings per share of $1.92
•Achieved third quarter adjusted EBITDA of $386 million, up 37.3% from the prior-year quarter
•Generated $292 million and $277 million of operating cash flow in the third quarter and year-to-date, respectively
•Adjusted full-year adjusted diluted EPS guidance to between $5.65 and $5.75 from previous guidance of approximately $6.00. Full-year adjusted EBITDA is expected to be between $1.30 billion and $1.35 billion, substantially in line with previous guidance of $1.30 billion and $1.40 billion. Cash flows from operating activities are expected to be between $700 million to $750 million from previous guidance of approximately $800 million.

*Note: References in today’s news release to consolidated “net sales,” “operating profit,” and “adjusted operating profit,” and Consumer Packaging “segment operating profit” and “segment adjusted EBITDA,” along with the corresponding year-over-year comparable results, do not include results of the Company’s Thermoformed and Flexibles Packaging and global Trident businesses (“TFP”), which was sold in April 2025 and is being accounted for as discontinued operations in periods prior to the sale.

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Sonoco Reports Third Quarter 2025 Results - Page 2

Third Quarter 2025 Consolidated Results
(Dollars in millions except per share data)

	Three Months Ended			Nine Months Ended
GAAP Results	September 28, 2025	September 29, 2024	Change	September 28, 2025	September 29, 2024	Change
Net sales[1]	$2,131	$1,355	57%	$5,751	$3,942	46%
Net sales related to discontinued operations	—	321	(100)%	321	995	(68)%
Operating profit[1]	195	102	91%	497	270	84%
Operating profit related to discontinued operations	—	26	(100)%	664	110	501%
Net income attributable to Sonoco	123	51	141%	671	207	224%
EPS (diluted)	1.23	0.51	141%	6.74	2.09	222%

	Three Months Ended			Nine Months Ended
Non-GAAP Results[2]	September 28, 2025	September 29, 2024	Change	September 28, 2025	September 29, 2024	Change
Adjusted operating profit[1]	$308	$174	78%	$768	$446	72%
Adjusted EBITDA	386	281	37%	1,052	788	33%
Adjusted net income attributable to Sonoco	191	148	29%	464	386	20%
Adjusted EPS (diluted)	1.92	1.49	29%	4.66	3.89	20%

[1]Excludes results of discontinued operations.

[2]See the Company’s definitions of non-GAAP financial measures, explanations as to why they are used, and reconciliations to the most directly comparable U.S. generally accepted accounting principles (“GAAP”) financial measures later in this release.

•Third quarter net sales of $2.1 billion reflect an increase of 57.3% compared to the corresponding prior-year quarter, driven by sales added from our Metal Packaging Europe, Middle East and Africa (“EMEA”) business following the December 4, 2024 acquisition of Titan Holdings I B.V. (“Eviosys”). Additionally, sales benefited from price increases implemented to offset the effects of inflation and tariffs and from the favorable impact of foreign exchange rates.

•GAAP operating profit for the third quarter increased to $195 million due to operating profit from our Metal Packaging EMEA business following the acquisition of Eviosys, a positive price/cost environment, solid productivity from certain procurement savings, production efficiencies, and fixed cost reduction initiatives, and the absence of losses on the sale of two production facilities in China. These positive factors were partially offset by a negative product mix in certain businesses and higher restructuring costs.

•Effective tax rates on GAAP income from continuing operations before income taxes and adjusted income from continuing operations before income taxes, were 6.0% and 22.9%, respectively, in the third quarter, compared to 35.2% and 21.1%, respectively, in the same period in 2024.

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Sonoco Reports Third Quarter 2025 Results - Page 3
“I’m incredibly proud of our team’s strong operating performance in the third quarter as we achieved record top-line and bottom-line performance along with margin expansion despite challenging market conditions and higher than expected interest costs, said Howard Coker, President and Chief Executive Officer. “Our Consumer Packaging segment sales and operating profit each grew 117% and adjusted EBITDA increased by 112%. Most of the improvement came from the addition of Metal Packaging EMEA and improved results from our Metal Packaging U.S. business. Our Industrial Paper Packaging segment improved operating profit by 28%, adjusted EBITDA by 21%, operating profit margin by approximately 336 basis points and adjusted EBITDA margin by approximately 359 basis points driven by year-over-year improvement in price/cost and productivity.”

“In addition, we believe the recently announced sale of our ThermoSafe unit will substantially complete Sonoco’s transformation from a large portfolio of diversified businesses into a simplified structure with two core global business segments — Consumer Packaging and Industrial Paper Packaging. Proceeds from the sale, which is expected to close before year-end, are projected to further reduce Sonoco’s net leverage ratio.”

Paul Joachimczyk, Sonoco’s Chief Financial Officer, added, “We generated $292 million in operating cash flow in the quarter which was up 80% over the prior year period due to solid improvement in working capital. We expect further strong cash flow generation in the fourth quarter as the seasonal build of working capital reverses.”

Third Quarter 2025 Segment Results
(Dollars in millions except per share data)

Sonoco reports its financial results in two reportable segments: Consumer Packaging (“Consumer”) and Industrial Paper Packaging (“Industrial”), with all remaining businesses reported as All Other.

	Three Months Ended			Nine Months Ended
Consumer	September 28, 2025	September 29, 2024	Change	September 28, 2025	September 29, 2024	Change

Net sales[1]	$1,438	$662	117%	$3,732	$1,827	104%
Segment operating profit[1]	$209	$96	117%	$510	$229	123%
Segment operating profit margin[1]	15%	15%		14%	13%
Segment Adjusted EBITDA[1,2]	$260	$122	112%	$663	$305	117%
Segment Adjusted EBITDA margin[1,2]	18%	18%		18%	17%

•Consumer segment net sales grew 117%, driven by sales attributable to Metal Packaging EMEA following the acquisition of Eviosys, price increases implemented to offset the effects of inflation and tariffs, and the favorable impact of foreign exchange rates. These increases were partially offset by softer volumes in the rigid paper and U.S. metal packaging businesses.
•Segment operating profit and segment adjusted EBITDA grew primarily as a result of profits from Metal Packaging EMEA and a strong price/cost environment in our U.S. metal packaging business.

	Three Months Ended			Nine Months Ended
Industrial	September 28, 2025	September 29, 2024	Change	September 28, 2025	September 29, 2024	Change

Net sales	$585	$585	—%	$1,731	$1,779	(3)%
Segment operating profit	$90	$70	28%	$242	$203	19%
Segment operating profit margin	15%	12%		14%	11%
Segment Adjusted EBITDA[2]	$123	$102	21%	$337	$295	14%
Segment Adjusted EBITDA margin[2]	21%	17%		19%	17%
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Sonoco Reports Third Quarter 2025 Results - Page 4
•Industrial segment net sales remained flat at $585 million as volume declines across the segment and the loss of net sales related to the 2024 divestiture of two production facilities in China offset year-over-year price increases.
•Segment operating profit margin increased to 15% and adjusted EBITDA margin increased to 21% due to price recovery and productivity from certain procurement savings, production efficiencies, and fixed cost reduction initiatives, which were only partially offset by lower volume/mix.

	Three Months Ended			Nine Months Ended
All Other	September 28, 2025	September 29, 2024	Change	September 28, 2025	September 29, 2024	Change

Net sales	$108	$107	1%	$288	$336	(14)%
Operating profit	$18	$17	5%	$43	$48	(11)%
Operating profit margin	17%	16%		15%	14%
Adjusted EBITDA[2]	$21	$20	2%	$51	$58	(12)%
Adjusted EBITDA margin[2]	19%	19%		18%	17%
•Net sales were relatively flat as volume gains in temperature-assured packaging were essentially offset by lower volume from industrial plastics.
•Operating profit and adjusted EBITDA improved 5% and 2%, respectively, year over year as solid productivity from certain procurement savings, production efficiencies, and fixed cost reduction initiatives offset lower volumes from industrial plastics and negative price/cost.

1Excludes results of discontinued operations.
2Segment and All Other adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See the Company’s reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures later in this release.

Balance Sheet and Cash Flow Highlights

•Cash and cash equivalents, including discontinued operations, were $245 million as of September 28, 2025, compared to $443 million as of December 31, 2024, with the decrease primarily related to changes in net working capital and net debt reduction.
•Total debt, including discontinued operations, and net debt were $5.2 billion and $4.9 billion, respectively, as of September 28, 2025, reflecting decreases of $1.9 billion and $1.7 billion, respectively, compared to December 31, 2024, primarily related to the repayment of the outstanding $1.5 billion principal amount of borrowings under the Company’s 364-day term loan facility in 2025 using proceeds from the sale of TFP.
•On September 28, 2025, the Company had available liquidity of $1,405 million, comprising available borrowing capacity under its revolving credit facility of $1,160 million and cash on hand.
•Cash flow from operating activities for the nine months ended September 28, 2025 was an inflow of $277 million, compared to an inflow of $438 million in the same period of 2024. The main driver of the year-over-year change in operating cash flow was the increased seasonal need for working capital during the year related to Metal Packaging EMEA. This working capital build is expected to reverse during the fourth quarter.
•Capital expenditures, net of proceeds from sales of fixed assets, for the first nine months of 2025 were $248 million, compared to $267 million for the same period last year.
•Free Cash Flow for the first nine months of 2025 was $29 million compared to $171 million for the same period of 2024. Free Cash Flow is a non-GAAP financial measure. See the Company’s definition of Free Cash Flow, the explanation as to why it is used, and the reconciliation to net cash provided by operating activities later in this release.
•Dividends paid during the nine months ended September 28, 2025 increased to $156 million compared to $152 million in the same period of the prior year.
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Sonoco Reports Third Quarter 2025 Results - Page 5

Guidance(1)

Full-Year 2025
•Adjusted EPS(2) : Adjusted to $5.65 to $5.75 per diluted share from previous guidance of approximately $6.00
•Adjusted EBITDA(2): $1,300 million to $1,350 million, substantially in line with previous guidance
•Cash flow from operating activities: Adjusted to $700 million to $750 million from previous guidance of $800 million

Commenting on the Company’s outlook, Sonoco’s Joachimczyk said, “We are adjusting full-year earnings guidance in anticipation of continuing volume weakness in the fourth quarter especially from our Metal Packaging and Industrial EMEA businesses due to continuing difficult macroeconomic conditions. To address these shortfalls, we are implementing targeted restructuring activities for operations and supporting functions to enable our businesses to better leverage our market capabilities and generate strong cash flow.”

Coker concluded, “Looking ahead at the remainder of the year, our top priorities are to continue building momentum for growth and improving our competitive position by further reducing our cost structure. We believe both our Consumer and Industrial businesses have solid growth funnels with new product and market launches planned in 2026 and beyond. While we are disappointed that our projected 2025 results fall below our previous expectations, we believe Sonoco is in the best position in our history and we are excited about the market opportunity ahead of us to create long-term shareholder value with our focused, operating vision.”
(1)Sonoco’s 2025 guidance includes actual first quarter results from the TFP business. Guidance excludes any impact from the planned divestiture of ThermoSafe in the fourth quarter. Although the Company believes the assumptions reflected in the range of guidance are reasonable, given the uncertainty regarding the future performance of the overall economy, the effects of tariffs, trade policy and inflation, the challenges in global supply chains, potential changes in raw material prices, other costs, and the Company’s effective tax rate, as well as other risks and uncertainties, including those described below, actual results could vary substantially. Further information can be found in the section entitled “Forward-looking Statements” in this release.

(2) Full year 2025 GAAP guidance is not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast without unreasonable efforts: restructuring costs and restructuring-related impairment charges, acquisition/divestiture-related costs, gains or losses from the sale of businesses and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company’s future GAAP financial results. Accordingly, quantitative reconciliations of Adjusted EPS and Adjusted EBITDA guidance and net debt/Adjusted EBITDA targets to the nearest comparable GAAP measures have been omitted in reliance on the exception provided by Item 10 of Regulation S-K.

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Sonoco Reports Third Quarter 2025 Results - Page 6
Investor Conference Call Webcast
The Company will host a conference call to discuss the third quarter 2025 results. A live audio webcast of the call along with supporting materials will be available on the Sonoco Investor Relations website at https://investor.sonoco.com/. A webcast replay will be available on the Company’s website for at least 30 days following the call.

Time:	Thursday, October 23, 2025, at 8:00 a.m. Eastern Time

Audience Dial-In:
To listen via telephone, please register in advance at
https://registrations.events/direct/Q4I122820

After registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call.

Webcast Link:	https://events.q4inc.com/attendee/279947774

Contact Information:
Roger Schrum
Head of Investor Relations and Communications
roger.schrum@sonoco.com
843-339-6018
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Sonoco Reports Third Quarter 2025 Results - Page 7
About Sonoco
Sonoco (NYSE: SON) is a global leader in high-value sustainable metal and fiber consumer and industrial packaging. The Company is a multi-billion-dollar enterprise with approximately 23,400 employees working in 285 operations in 40 countries, serving some of the world’s best-known brands. Guided by our purpose of Better Packaging. Better Life., we strive to foster a culture of innovation, collaboration and excellence to provide solutions that better serve all our stakeholders and support a more sustainable future. Sonoco was proudly named one of America’s Most Trustworthy and Responsible Companies by Newsweek in 2025. For more information on the Company, visit our website at www.sonoco.com.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “achieve,” “anticipate,” “assume,” “believe,” “can,” “consider,” “commit,” “continue,” “could,” “develop,” “estimate,” “expect,” “forecast,” “focus,” “future,” “goal,” “guidance,” “intend,” “is designed to,” “likely,” “maintain,” “may,” “might,” “objective,” “ongoing,” “opportunity,” “outlook,” “persist,” “plan,” “position,” “possible,” “potential,” “predict,” “project,” “remain,” “seek,” “should,” “strategy,” “target,” “will,” “would,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include statements regarding, but not limited to: the Company’s future operating and financial performance, including full year 2025 outlook and the anticipated drivers thereof, capital spending in 2025, and cash flow in the fourth quarter of 2025; the pending divestiture of the Company’s ThermoSafe business unit, including the amount of proceeds and the timing thereof; the use of divestiture proceeds to repay debt, and the projected impact thereof on the Company’s net leverage; expectations regarding the need for working capital; the Company’s ability to improve its competitive position and manage costs, including with respect to restructuring of operations and supporting functions; expected growth from planned new product and market launches in 2026 and beyond; opportunities for streamlining the Company’s manufacturing operations to better support its customers; price/cost, customer demand and volume outlook; the effectiveness of and expected benefits from the Company’s strategy and strategic initiatives, including with respect to portfolio simplification and capital allocation priorities; the effects of the changing macroeconomic environment, including trade policies and tariffs, market conditions and interest costs on the Company, its supply chain and its customers, and the Company’s ability to manage risks related thereto; and the Company’s ability to generate long-term shareholder value and return capital to shareholders.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.

Such risks, uncertainties and assumptions include, without limitation, those related to: the Company’s ability to execute on its strategy, including with respect to the integration of the Eviosys operations, divestitures, including the pending divestiture of the Company’s ThermoSafe business unit, cost management, productivity improvements, restructuring and capital expenditures, and achieve the benefits it expects therefrom; conditions in the credit markets; the ability to retain key employees and successfully integrate Eviosys; the ability to realize estimated cost savings, synergies or other anticipated benefits of the Eviosys acquisition, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the consummation of the Eviosys acquisition on relationships with clients and other third parties; the operation of new manufacturing capabilities; the Company’s ability to achieve anticipated cost and energy savings; the availability, transportation and pricing of raw materials, energy and transportation, including the impact of changes in tariff or other trade policies or sanctions and escalating trade wars, and the impact of war, general regional instability and other geopolitical tensions (such as the ongoing conflict between Russia and Ukraine, as well as the economic sanctions related thereto, and uncertainty in the Middle East), and the Company’s ability to continue to pass raw material, energy and transportation price
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Sonoco Reports Third Quarter 2025 Results - Page 8
increases and surcharges through to customers or otherwise manage these commodity pricing risks; the costs of labor; the effects of inflation, changes related to tariffs or other trade policies and global regulations, as well as the overall uncertainty surrounding international trade relations; fluctuations in consumer demand, volume softness, and other macroeconomic factors on the Company and the industries in which it operates and that it serves; the impact of changing laws and regulations, including the One Big Beautiful Bill Act in the United States, on the Company; the Company’s ability to meet its environmental, sustainability and similar goals and other social and governance goals, including challenges in implementation thereof; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

References to our Website Address

References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.
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Sonoco Reports Third Quarter 2025 Results - Page 9

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net sales	$2,131,108	$1,354,652	$5,750,777	$3,942,089
Cost of sales	1,663,757	1,054,800	4,523,462	3,085,829
Gross profit	467,351	299,852	1,227,315	856,260
Selling, general, and administrative expenses	220,966	159,825	648,804	503,355
Restructuring/Asset impairment charges	48,388	6,149	71,721	55,122
Loss on divestiture of business	(3,031)	(31,770)	(9,297)	(27,292)
Operating profit	194,966	102,108	497,493	270,491
Non-operating pension costs	3,054	2,947	9,157	10,412
Interest expense	61,243	60,643	181,637	119,481
Interest income	4,634	5,585	16,104	11,777
Other (expense)/income, net	(7,541)	—	(20,617)	5,867
Income from continuing operations before income taxes	127,762	44,103	302,186	158,242
Provision for income taxes	7,717	15,519	68,364	40,146
Income before equity in earnings of affiliates	120,045	28,584	233,822	118,096
Equity in earnings of affiliates, net of tax	3,020	2,807	7,211	6,218
Net income from continuing operations	123,065	31,391	241,033	124,314
Net income from discontinued operations	—	19,818	429,720	83,119
Net income	123,065	51,209	670,753	207,433
Net (income)/loss from continuing operations attributable to noncontrolling interests	(147)	(241)	17	(399)
Net income from discontinued operations attributable to noncontrolling interests	—	(47)	—	(125)
Net income attributable to Sonoco	$122,918	$50,921	$670,770	$206,909

Weighted average common shares outstanding – diluted	99,648	99,267	99,519	99,221

Diluted earnings from continuing operations per common share	$1.23	$0.31	$2.42	$1.25
Diluted earnings from discontinued operations per common share	—	0.20	4.32	0.84
Diluted earnings attributable to Sonoco per common share	$1.23	$0.51	$6.74	$2.09
Dividends per common share	$0.53	$0.52	$1.58	$1.55

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Sonoco Reports Third Quarter 2025 Results - Page 10

CONDENSED STATEMENTS OF INCOME FOR DISCONTINUED OPERATIONS (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024

Net sales	$—	$321,213	$320,678	$994,798
Cost of sales	—	262,328	250,854	797,414
Gross profit	—	58,885	69,824	197,384
Selling, general, and administrative expenses	—	30,821	31,607	82,983
Restructuring/Asset impairment charges	—	2,041	426	3,936
Gain on divestiture of business	—	—	625,773	—
Operating profit	—	26,023	663,564	110,465
Other income, net	—	—	182	—
Interest expense	—	1,000	24,911	3,023
Interest income	—	430	281	1,352
Income from discontinued operations before income taxes	—	25,453	638,752	108,794
Provision for income taxes	—	5,635	209,032	25,675
Net income from discontinued operations	—	19,818	429,720	83,119
Net income from discontinued operations attributable to noncontrolling interests	—	(47)	—	(125)
Net income attributable to discontinued operations	$—	$19,771	$429,720	$82,994
Weighted average common shares outstanding – diluted	99,648	99,267	99,519	99,221
Diluted earnings from discontinued operations per common share	$—	$0.20	$4.32	$0.84

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Sonoco Reports Third Quarter 2025 Results - Page 11

FINANCIAL SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net sales:
Consumer Packaging	$1,438,246	$662,297	$3,731,872	$1,827,018
Industrial Paper Packaging	584,969	585,082	1,730,917	1,778,912
Total reportable segments	2,023,215	1,247,379	5,462,789	3,605,930
All Other	107,893	107,273	287,988	336,159
Net sales	$2,131,108	$1,354,652	$5,750,777	$3,942,089

Operating profit:
Consumer Packaging	$208,985	$96,295	$510,109	$228,618
Industrial Paper Packaging	89,857	70,206	242,212	203,008
Segment operating profit	298,842	166,501	752,321	431,626
All Other	18,302	17,440	43,337	48,430
Corporate
Restructuring/Asset impairment charges	(48,388)	(6,149)	(71,721)	(55,122)
Amortization of acquisition intangibles	(49,034)	(17,624)	(135,188)	(52,997)
Loss on divestiture of business	(3,031)	(31,770)	(9,297)	(27,292)
Acquisition, integration, and divestiture-related costs	(9,318)	(15,605)	(47,745)	(43,201)
Other corporate costs	(8,804)	(10,368)	(27,657)	(34,091)
Other operating (charges)/income, net	(3,603)	(317)	(6,557)	3,138
Operating profit	$194,966	$102,108	$497,493	$270,491

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Sonoco Reports Third Quarter 2025 Results - Page 12

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 28, 2025	September 29, 2024

Net income	$670,753	$207,433
Net (gain)/loss on asset impairments, disposition of assets and divestiture of business	(601,304)	43,946
Depreciation and amortization	382,623	270,691
Pension and postretirement plan contributions, net of non-cash expense	(3,589)	(1,612)
Changes in working capital	(299,650)	(115,825)
Changes in tax accounts	127,412	6,165
Other operating activity	651	26,840
Net cash provided by operating activities	276,896	437,638

Purchases of property, plant and equipment, net	(248,251)	(266,817)
Proceeds from the sale of business, net	1,814,899	81,212
Cost of acquisitions, net of cash acquired*	16,528	(3,743)
Net debt (repayments)/proceeds	(1,938,409)	1,695,093
Cash dividends	(155,767)	(152,397)
Payments for share repurchases	(10,580)	(9,172)
Other inflow/(outflow), including effects of exchange rates on cash	47,490	(3,118)
Net (decrease)/increase in cash and cash equivalents	(197,194)	1,778,696
Cash and cash equivalents at beginning of period	443,060	151,937
Cash and cash equivalents at end of period	$245,866	$1,930,633
*During 2025, the Company received $16,528 in a final net working capital settlement related to the acquisition of Eviosys.

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Sonoco Reports Third Quarter 2025 Results - Page 13

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	September 28, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$244,855	$431,010
Trade accounts receivable, net of allowances	1,092,445	907,526
Other receivables	199,759	175,877
Inventories	1,160,029	1,016,139
Prepaid expenses	136,939	197,134
Assets held for sale	322,352	—
Current assets of discontinued operations	—	450,874
Total Current Assets	3,156,379	3,178,560
Property, plant and equipment, net	2,785,742	2,718,747
Goodwill	2,473,367	2,525,657
Other intangible assets, net	2,721,123	2,586,698
Right of use asset-operating leases	288,491	307,688
Deferred income taxes and other assets	291,022	226,130
Noncurrent assets of discontinued operations	—	964,310
Total Assets	$11,716,124	$12,507,790
Liabilities and Equity
Current Liabilities:
Payable to suppliers, accrued expenses and other payables	$1,820,528	$1,734,955
Notes payable and current portion of long-term debt	1,368,899	2,054,525
Accrued taxes	165,089	6,755
Liabilities held for sale	65,387	—
Current liabilities of discontinued operations	—	242,056
Total Current Liabilities	3,419,903	4,038,291
Long-term debt, net of current portion	3,787,680	4,985,496
Noncurrent operating lease liabilities	244,789	258,735
Pension and other postretirement benefits	182,546	180,827
Deferred income taxes and other liabilities	761,690	644,317
Noncurrent liabilities of discontinued operations	—	113,911
Total Liabilities	8,396,608	10,221,577
Total Equity	3,319,516	2,286,213
Total Liabilities and Equity	$11,716,124	$12,507,790

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Sonoco Reports Third Quarter 2025 Results - Page 14
NON-GAAP FINANCIAL MEASURES

The Company’s results, determined in accordance with U.S. generally accepted accounting principles, are referred to as “as reported” or “GAAP” results. The Company uses certain financial performance measures, both internally and externally, that are not in conformity with GAAP (referred to as “non-GAAP financial measures”) to assess and communicate the financial performance of the Company. These non-GAAP financial measures, which are identified using the term “adjusted” (for example, “adjusted operating profit,” “adjusted net income attributable to Sonoco,” and “adjusted diluted EPS”), reflect adjustments to the Company’s GAAP operating results to exclude amounts, including the associated tax effects where applicable, relating to:
•restructuring/asset impairment charges1;
•acquisition, integration and divestiture-related costs;
•gains or losses from the divestiture of businesses;
•losses from the early extinguishment of debt;
•non-operating pension costs;
•amortization expense on acquisition intangibles;
•changes in last-in, first-out (“LIFO”) inventory reserves;
•certain income tax events and adjustments;
•derivative gains/losses;
•other non-operating income and losses; and
•certain other items, if any.

1Restructuring and restructuring-related asset impairment charges are a recurring item as the Company’s restructuring programs usually require several years to fully implement, and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, the inherent imprecision in the estimates used to recognize the impairment of assets, and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

The Company’s management believes the exclusion of the amounts related to the above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business.

In addition to the “adjusted” results described above, the Company also uses Adjusted EBITDA, Segment Adjusted EBITDA, Segment Adjusted EBITDA Margin, Net Debt and Net Leverage. Adjusted EBITDA is defined as net income excluding the following: interest expense; interest income; provision for income taxes; depreciation and amortization expense; non-operating pension costs; net income/loss attributable to noncontrolling interests; restructuring/asset impairment charges; changes in LIFO inventory reserves; gains/losses from the divestiture of businesses; acquisition, integration and divestiture-related costs; other income; derivative gains/losses; and other non-GAAP adjustments, if any, that may arise from time to time. Segment Adjusted EBITDA is defined as segment operating profit plus depreciation and amortization expense and equity in earnings of affiliates, net of tax. Segment Adjusted EBITDA Margin is defined as Segment Adjusted EBITDA divided by segment net sales. Net Debt is defined as the total of the Company’s short and long-term debt less cash and cash equivalents.
Segment Adjusted EBITDA is reconciled to the closest GAAP measure of segment profitability, segment operating profit as the Company does not calculate net income by segment. Segment operating profit is the measure of segment profit or loss reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance in accordance with Accounting Standards Codification 280 - “Segment Reporting,” as prescribed by the Financial Accounting Standards Board.
Segment results, which are reviewed by the Company’s management to evaluate segment performance, do not include the following: restructuring/asset impairment charges; amortization of acquisition intangibles; acquisition, integration and divestiture-related costs; changes in LIFO inventory reserves; gains/losses from the sale of businesses; gains/losses from derivatives; or certain other items, if any, the exclusion of which the Company believes improves the comparability and analysis of the ongoing operating performance of the business. Accordingly, the term “segment operating profit” is defined as the segment’s portion of “operating profit” excluding those items. All other general corporate expenses have been allocated as operating costs to each of the Company’s reportable segments and the All Other group of businesses, except for costs related to discontinued operations.
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Sonoco Reports Third Quarter 2025 Results - Page 15

The Company’s non-GAAP financial measures are not calculated in accordance with, nor are they an alternative for, measures conforming to GAAP, and they may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles.

The Company presents these non-GAAP financial measures to provide investors with information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. The Company consistently applies its non-GAAP financial measures presented herein and uses them for internal planning and forecasting purposes, to evaluate its ongoing operations, and to evaluate the ultimate performance of management and each business unit against plans/forecasts. In addition, these same non-GAAP financial measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community.

Material limitations associated with the use of such measures include that they do not reflect all period costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, the calculations of these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.

To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in evaluating the Company’s results to review both GAAP information, which includes all of the items impacting financial results, and the related non-GAAP financial measures that exclude certain elements, as described above. Further, Sonoco management does not, nor does it suggest that investors should, consider any non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever reviewing a non-GAAP financial measure, investors are encouraged to review and consider the related reconciliation to understand how it differs from the most directly comparable GAAP measure.

Free Cash Flow
The Company uses the non-GAAP financial measure of “Free Cash Flow,” which it defines as cash flow from operations minus net capital expenditures. Net capital expenditures are defined as capital expenditures minus proceeds from the disposition of capital assets. Free Cash Flow may not represent the amount of cash flow available for general discretionary use because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations.
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Sonoco Reports Third Quarter 2025 Results - Page 16
QUARTERLY RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures in the Company’s Condensed Consolidated Statements of Income for the three-month periods ended September 28, 2025 and September 29, 2024.

Adjusted Operating Profit, Adjusted Income from Continuing Operations Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco, and Adjusted Diluted EPS

	For the three-month period ended September 28, 2025
Dollars in thousands, except per share data	Operating Profit	Income from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$194,966	$127,762	$7,717	$122,918	$1.23
Acquisition, integration and divestiture-related costs[1]	9,318	9,318	2,377	6,941	0.07
Amortization of acquisition intangibles	49,034	49,034	10,581	38,453	0.39
Restructuring/Asset impairment charges	48,388	48,388	11,117	37,221	0.37
Loss/(Gain) on divestiture of business[2]	3,031	3,031	27,569	(24,538)	(0.25)
Non-operating pension costs	—	3,054	631	2,423	0.02
Net losses from derivatives	2,035	2,035	502	1,533	0.02
Other adjustments[3]	1,568	1,568	(4,652)	6,220	0.07
Total adjustments	113,374	116,428	48,125	68,253	0.69
Adjusted	$308,340	$244,190	$55,842	$191,171	$1.92
Due to rounding, individual items may not sum appropriately.
1 Acquisition, integration and divestiture-related costs relate primarily to the Company’s December 2024 acquisition of Eviosys and April 2025 divestiture of TFP.
2 Loss/(Gain) on divestiture of business includes the recognition of a deferred tax benefit on the outside basis difference related to the ThermoSafe business being classified as held for sale.
3 Other adjustments include an adjustment to deferred taxes from post-acquisition restructuring of the partitions business, provision-to-return adjustments related to the divested TFP business, and an increase in the valuation allowance on foreign tax credits.

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Sonoco Reports Third Quarter 2025 Results - Page 17

	For the three-month period ended September 29, 2024
Dollars in thousands, except per share data	Operating Profit	Income from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)[1]	$102,108	$44,103	$15,519	$50,921	$0.51
Acquisition, integration and divestiture-related costs[2]	15,605	45,786	5,595	43,292	0.44
Changes in LIFO inventory reserves	790	790	199	591	0.01
Amortization of acquisition intangibles	17,624	17,624	4,402	17,082	0.17
Restructuring/Asset impairment charges	6,149	6,149	1,097	6,560	0.07
Loss on divestiture of business	31,770	31,770	454	31,316	0.31
Non-operating pension costs	—	2,947	738	2,209	0.02
Net gains from derivatives	(210)	(210)	(53)	(157)	—
Other adjustments	(263)	(685)	3,324	(3,928)	(0.04)
Total adjustments	71,465	104,171	15,756	96,965	0.98
Adjusted	$173,573	$148,274	$31,275	$147,886	$1.49
Due to rounding, individual items may not sum appropriately.
1 Operating profit, income from continuing operations before income taxes, and provision for income taxes exclude results related to discontinued operations of $26,023, $25,453 and $5,635, respectively.
2 Acquisition, integration and divestiture-related costs include losses on treasury lock derivative instruments and amortization of financing fees totaling $30,181 related to debt instruments associated with the financing of the Eviosys acquisition. These amortization costs are included in “Interest expense” in the Company’s Condensed Consolidated Statements of Income.

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Sonoco Reports Third Quarter 2025 Results - Page 18

Adjusted EBITDA[1]
	Three Months Ended
Dollars in thousands	September 28, 2025	September 29, 2024

Net income attributable to Sonoco	$122,918	$50,921
Adjustments:
Interest expense	61,243	61,643
Interest income	(4,634)	(6,014)
Provision for income taxes	7,717	21,154
Depreciation and amortization	131,656	90,646
Non-operating pension costs	3,054	2,947
Net income attributable to noncontrolling interests	147	288
Restructuring/Asset impairment charges	48,388	8,190
Changes in LIFO inventory reserves	—	790
Loss on divestiture of business	3,031	31,770
Acquisition, integration and divestiture-related costs	9,318	19,623
Net loss/(gain) from derivatives	2,035	(210)
Other non-GAAP adjustments	1,568	(273)
Adjusted EBITDA	$386,441	$281,475
1Adjusted EBITDA is calculated on a total Company basis, including both continuing operations and discontinued operations.

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Three Months Ended September 28, 2025
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$208,985	$89,857	$18,302	$(122,178)	$194,966
Adjustments:
Depreciation and amortization[1]	50,419	29,955	2,248	49,034	131,656
Other expense[2]	—	—	—	(7,541)	(7,541)
Equity in earnings of affiliates, net of tax	190	2,830	—	—	3,020
Restructuring/Asset impairment charges[3]	—	—	—	48,388	48,388
Acquisition, integration and divestiture-related costs[4]	—	—	—	9,318	9,318
Loss on divestiture of business[5]	—	—	—	3,031	3,031
Net loss from derivatives[6]	—	—	—	2,035	2,035
Other non-GAAP adjustments	—	—	—	1,568	1,568
Segment Adjusted EBITDA	$259,594	$122,642	$20,550	$(16,345)	$386,441

Net Sales	$1,438,246	$584,969	$107,893
Segment Operating Profit Margin	14.5%	15.4%	17.0%
Segment Adjusted EBITDA Margin	18.0%	21.0%	19.0%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $43,397, the Industrial segment of $5,485, and the All Other group of businesses of $152.
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Sonoco Reports Third Quarter 2025 Results - Page 19
2These expenses relate to charges from third-party financial institutions related to our centralized treasury program under which the Company sells certain trade accounts receivables in order to accelerate its cash collection cycle primarily within the Consumer segment.
3Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $35,027, and the Industrial segment of $11,181.
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $1,293 and the Industrial segment of $97.
5Included in Corporate is a $31 loss on the sale of a recycling facility in Asheville, North Carolina associated with the Industrial segment and a $3,000 charge related to the pending divestiture of ThermoSafe, part of the All Other group of businesses.
6Included in Corporate are net losses from derivatives associated with the Consumer segment of $196, the Industrial segment of $1,760, and the All Other group of businesses of $79.

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Three Months Ended September 29, 2024
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$96,295	$70,206	$17,440	$(81,833)	$102,108
Adjustments:
Depreciation and amortization[1]	25,576	28,989	2,729	17,624	74,918
Equity in earnings of affiliates, net of tax	369	2,438	—	—	2,807
Restructuring/Asset impairment charges[2]	—	—	—	6,149	6,149
Changes in LIFO inventory reserves[3]	—	—	—	790	790
Acquisition, integration and divestiture-related costs[4]	—	—	—	15,605	15,605
Loss on divestiture of business[5]	—	—	—	31,770	31,770
Net gains from derivatives[6]	—	—	—	(210)	(210)
Other non-GAAP adjustments	—	—	—	(263)	(263)
Segment Adjusted EBITDA	$122,240	$101,633	$20,169	$(10,368)	$233,674

Net Sales	$662,297	$585,082	$107,273
Segment Operating Profit Margin	14.5%	12.0%	16.3%
Segment Adjusted EBITDA Margin	18.5%	17.4%	18.8%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $11,110, the Industrial segment of $6,306, and the All Other group of businesses of $208.
2Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $2,468 and the Industrial segment of $3,798.
3Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $758 and the Industrial segment of $32.
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Industrial segment of $4,529 and the Consumer segment of $(137).
5Included in Corporate are losses from the divestiture of business associated with the Industrial segment of $29,965 related to the sale of two production facilities in China and the All Other group of businesses of $1,805 related to the sale of the Protective Solutions business (“Protexic”).
6Included in Corporate are net gains from derivatives associated with the Consumer segment of $(41), the Industrial segment of $(160), and the All Other group of businesses of $(9).

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Sonoco Reports Third Quarter 2025 Results - Page 20

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Sonoco Reports Third Quarter 2025 Results - Page 21
YEAR-TO-DATE RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures in the Company’s Condensed Consolidated Statements of Income for the nine-month periods ended September 28, 2025 and September 29, 2024.

Adjusted Operating Profit, Adjusted Income from Continuing Operations Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco, and Adjusted Diluted EPS

	For the nine-month period ended September 28, 2025
Dollars in thousands, except per share data	Operating Profit	Income from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)[1]	$497,493	$302,186	$68,364	$670,770	$6.74
Acquisition, integration and divestiture-related costs[2]	47,745	47,745	11,134	46,277	0.47
Changes in LIFO inventory reserves	1,755	1,755	433	1,322	0.01
Amortization of acquisition intangibles	135,188	135,188	29,586	105,389	1.06
Restructuring/Asset impairment charges	71,721	71,721	16,514	55,109	0.55
Loss/(Gain) on divestiture of business[3]	9,297	9,297	28,455	(443,706)	(4.46)
Non-operating pension costs	—	9,157	2,190	6,967	0.07
Net losses from derivatives	1,240	1,240	306	934	0.01
Other adjustments[4]	3,562	3,562	(14,456)	21,064	0.21
Total adjustments	270,508	279,665	74,162	(206,644)	(2.08)
Adjusted	$768,001	$581,851	$142,526	$464,126	$4.66
Due to rounding, individual items may not sum appropriately.
1 Operating profit, income from continuing operations before income taxes, and provision for income taxes exclude results related to discontinued operations of $663,564, $638,752, and $209,032, respectively.
2 Acquisition, integration and divestiture-related costs relate primarily to the Company’s December 2024 acquisition of Eviosys and the April 2025 divestiture of TFP.
3 Loss/(Gain) on divestiture of business primarily consists of the gain on the sale of TFP, included in “Net income from discontinued operations” in the Company’s Condensed Consolidated Statements of Income, and the recognition of a deferred tax benefit on the outside basis difference related to the ThermoSafe business being classified as held for sale.
4 Other adjustments include discrete tax items primarily related to tax rate changes, an adjustment to deferred taxes from post-acquisition restructuring of the partitions business, provision-to-return adjustments related to the divested TFP business, and an increase in the valuation allowance on foreign tax credits.
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Sonoco Reports Third Quarter 2025 Results - Page 22

	For the nine-month period ended September 29, 2024
Dollars in thousands, except per share data	Operating Profit	Income from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)[1]	$270,491	$158,242	$40,146	$206,909	$2.09
Acquisition, integration and divestiture-related costs[2]	43,201	73,382	12,659	64,064	0.64
Changes in LIFO inventory reserves	(197)	(197)	(49)	(148)	—
Amortization of acquisition intangibles	52,997	52,997	13,105	51,423	0.52
Restructuring/Asset impairment charges	55,122	55,122	10,938	47,260	0.48
Loss on divestiture of business	27,292	27,292	1,676	25,616	0.26
Other income, net	—	(5,867)	—	(5,867)	(0.06)
Non-operating pension costs	—	10,412	2,593	7,819	0.08
Net gains from derivatives	(3,981)	(3,981)	(1,001)	(2,980)	(0.03)
Other adjustments[3]	1,040	1,040	8,959	(7,961)	(0.09)
Total adjustments	175,474	210,200	48,880	179,226	1.80
Adjusted	$445,965	$368,442	$89,026	$386,135	$3.89
Due to rounding, individual items may not sum appropriately.
1 Operating profit, income from continuing operations before income taxes, and provision for income taxes exclude results related to discontinued operations of $110,465, $108,794, and $25,675, respectively.
2 Acquisition, integration and divestiture-related costs include losses on treasury lock derivative instruments and amortization of financing fees totaling $30,181 related to debt instruments associated with the financing of the Eviosys acquisition. These amortization costs are included in “Interest expense” in the Company’s Condensed Consolidated Statements of Income.
3 Other adjustments include discrete tax items primarily related to a $10,070 adjustment to deferred taxes from the post-acquisition restructuring of the partitions business.
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Sonoco Reports Third Quarter 2025 Results - Page 23

Adjusted EBITDA[1]
	Nine Months Ended
Dollars in thousands	September 28, 2025	September 29, 2024

Net income attributable to Sonoco	$670,770	$206,909
Adjustments:
Interest expense	206,548	122,503
Interest income	(16,385)	(13,127)
Provision for income taxes	277,396	65,821
Depreciation and amortization	382,623	270,691
Non-operating pension costs	9,157	10,412
Net (loss)/income attributable to noncontrolling interests	(17)	524
Restructuring/Asset impairment charges	72,147	59,058
Changes in LIFO inventory reserves	1,755	(197)
(Gain)/Loss on divestiture of business	(616,476)	27,292
Acquisition, integration and divestiture-related costs	60,421	47,553
Other income, net	—	(5,867)
Net loss/(gain) from derivatives	1,240	(3,981)
Other non-GAAP adjustments	2,949	851
Adjusted EBITDA	$1,052,128	$788,442

Net Sales	$5,750,777	$3,942,089
Net sales related to discontinued operations	$320,678	$994,798
1Adjusted EBITDA is calculated on a total Company basis, including both continuing and discontinued operations.

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Sonoco Reports Third Quarter 2025 Results - Page 24
The following tables reconcile segment operating profit, the closest GAAP measure of profitability, to segment adjusted EBITDA.

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Nine Months Ended September 28, 2025
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$510,109	$242,212	$43,337	$(298,165)	$497,493
Adjustments:
Depreciation and amortization[1]	152,175	88,126	7,445	135,188	382,934
Other expense[2]	—	—	—	(20,617)	(20,617)
Equity in earnings of affiliates, net of tax	309	6,902	—	—	7,211
Restructuring/Asset impairment charges[3]	—	—	—	71,721	71,721
Changes in LIFO inventory reserves[4]	—	—	—	1,755	1,755
Acquisition, integration and divestiture-related costs[5]	—	—	—	47,745	47,745
Loss on divestiture of business[6]	—	—	—	9,297	9,297
Net loss from derivatives[7]	—	—	—	1,240	1,240
Other non-GAAP adjustments	—	—	—	3,562	3,562
Segment Adjusted EBITDA	$662,593	$337,240	$50,782	$(48,274)	$1,002,341

Net Sales	$3,731,872	$1,730,917	$287,988
Segment Operating Profit Margin	13.7%	14.0%	15.0%
Segment Adjusted EBITDA Margin	17.8%	19.5%	17.6%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $118,232, the Industrial segment of $16,405, and the All Other group of businesses of $551.
2These expenses relate to charges from third-party financial institutions related to our centralized treasury program under which the Company sells certain trade accounts receivables in order to accelerate its cash collection cycle primarily within the Consumer segment.
3Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $37,736 and the Industrial segment of $31,944, and income associated with the All Other group of businesses of $(27).
4Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $1,755.
5Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $22,502 and the Industrial segment of $528.
6Included in Corporate are net losses on the divestiture of businesses associated with the Industrial segment of $6,297, including losses of $5,390 related to the sale of the Company’s operations in Venezuela and $2,114 from the sale of a recycling facility in Asheville, North Carolina, partially offset by a gain of $(1,207) from the sale of a production facility in France and a charge associated with the All Other group of businesses of $3,000 related to the pending divestiture of ThermoSafe.
7Included in Corporate are net losses from derivatives associated with the Consumer segment of $120, the Industrial segment of $1,072, and the All Other group of businesses of $48.

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Sonoco Reports Third Quarter 2025 Results - Page 25

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Nine Months Ended September 29, 2024
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$228,618	$203,008	$48,430	$(209,565)	$270,491
Adjustments:
Depreciation and amortization[1]	75,705	86,133	9,098	52,997	223,933
Equity in earnings of affiliates, net of tax	416	5,802	—	—	6,218
Restructuring/Asset impairment charges[2]	—	—	—	55,122	55,122
Changes in LIFO inventory reserves[3]	—	—	—	(197)	(197)
Acquisition, integration and divestiture-related costs[4]	—	—	—	43,201	43,201
Loss on divestiture of business[5]	—	—	—	27,292	27,292
Net gains from derivatives[6]	—	—	—	(3,981)	(3,981)
Other non-GAAP adjustments	—	—	—	1,040	1,040
Segment Adjusted EBITDA	$304,739	$294,943	$57,528	$(34,091)	$623,119

Net Sales	$1,827,018	$1,778,912	$336,159
Segment Operating Profit Margin	12.5%	11.4%	14.4%
Segment Adjusted EBITDA Margin	16.7%	16.6%	17.1%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $33,209, the Industrial segment of $19,168, and the All Other group of businesses of $620.
2Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $16,661, the Industrial segment of $34,138, and the All Other group of businesses of $1,362.
3Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $388 and the Industrial segment of $(585).
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $144 and the Industrial segment of $3,658.
5Included in Corporate are net losses from the divestiture of businesses within the Industrial segment of $28,715, including a loss of $29,965 from the sale of two production facilities in China, partially offset by a gain of $(1,250) from the sale of the S3 business, and a gain on divestiture of businesses associated with the All Other group of businesses of $(1,423) related to the sale of Protexic.
6Included in Corporate are net gains from derivatives associated with the Consumer segment of $(624), the Industrial segment of $(2,628), and the All Other group of businesses of $(729).

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Sonoco Reports Third Quarter 2025 Results - Page 26

The following table reconciles the GAAP measure “Net cash provided by operating activities” to the non-GAAP measure “Free cash flow.”

	Nine Months Ended
FREE CASH FLOW	September 28, 2025	September 29, 2024

Net cash provided by operating activities	$276,896	$437,638
Purchase of property, plant and equipment, net	(248,251)	(266,817)
Free Cash Flow	$28,645	$170,821